UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 22, 2003

Date of Report
(Date of earliest event reported)

DECRANE HOLDINGS CO.

(Exact name of registrant as specified in its charter)

Delaware

333-70363

13-4019703

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Credit Suisse First Boston / DLJ Merchant Banking Partners II, L.P.

Eleven Madison Avenue, New York, NY 10010

(Address, including zip code, of principal executive offices)

(212) 325-2000
(Registrant’s telephone number, including area code)

Not Applicable

(Former address and telephone number of principal executive offices, if changed since last report)

Item 9.            Regulation FD Disclosure.

On December 22, 2003, the Company received the $80 million second-lien senior secured term loan from a syndicate of lenders that it had previously announced.  Proceeds from the new term loan were used to repay indebtedness under the Company’s existing senior credit facility, including approximately $54 million of term debt and $20.5 million of outstanding revolving credit debt.  The balance of the proceeds will be used for transaction fees and expenses, working capital and other corporate purposes.

The second-lien term loan bears interest at 12% cash plus 3% additional pay-in-kind interest and will mature on June 30, 2008.  The second-lien loan requires the Company to maintain certain financial ratios and cash flow results and also contains other restrictive covenants which are substantially the same as the covenants in the Company’s existing senior credit facility.

In connection with the second-lien financing, the Company amended its existing senior credit facility to permit the incurrence of the $80 million of second-lien debt.  The amendment also revises certain financial covenants and extends the scheduled repayment dates of the remaining term loans and revolving credit commitments by approximately 12 to 18 months, while reducing the revolving credit commitments from $40 million to $24 million.  Interest rates on the existing credit facility remain unchanged.

Cautionary Statement on Forward-Looking Information

This current report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned not to place undue reliance on these forward-looking statements, including statements about plans and objectives of management, potential acquisitions and financings and market growth and opportunity.  These forward-looking statements are neither promises nor guarantees and involve risks and uncertainties that could cause actual results to differ materially from those indicated by such forward-looking statements.  For example, statements about our expectations in connection with industry trends and possible financings are subject to a variety of uncertainties and are subject to change as a result of changes in circumstances that are beyond our control.  You should not expect that these forward-looking statements will be updated or supplemented as a result of changing circumstances or otherwise, and we disavow and disclaim an obligation to do so.  Important cautionary statements and risk factors that would affect actual results are discussed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including those under the caption entitled “Risk Factors” in the Company’s annual report on Form 10-K/A (Amendment No. 1) filed with the Securities and Exchange Commission on October 9, 2003.

The information furnished with this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DECRANE HOLDINGS CO.
(Registrant)

Date: December 22, 2003	By:	/s/ RICHARD J. KAPLAN
		Name:	Richard J. Kaplan
		Title:	Chief Financial Officer and Assistant Secretary